                                                                               .
                                                                               .
                                                                               .
                                                                      EXHIBIT 21

                   SIGNIFICANT SUBSIDIARIES OF THE REGISTRANT

All of the Company's subsidiaries listed below are wholly owned.

Name                                            State of Incorporation
----                                            ----------------------
ValueVision Interactive, Inc.                   Minnesota
VVI LPTV, Inc.                                  Minnesota
ValueVision Direct Marketing Company, Inc.      Minnesota
VVI Fulfillment Center, Inc.                    Minnesota
Packer Capital, Inc.                            Minnesota
Enhanced Broadcasting Technologies, Inc.        Minnesota
Iosota, Inc.                                    Delaware
FanBuzz, Inc.                                   Delaware
FanBuzz Retail, Inc.                            Delaware
ValueVision Media Acquisitions, Inc.            Delaware